As filed with the U.S. Securities and Exchange Commission on February 5, 2025

Registration No. 333-283798

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1 to

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NEURAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-5079684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11611 N. Meridian Street, Suite 330

Carmel, IN 46032

Telephone: (812) 689-0791

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Brian Carrico

Chief Executive Officer

Neuraxis, Inc.

11611 N. Meridian Street, Suite 330

Carmel, IN 46032

Telephone: (812) 689-0791

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joseph M. Lucosky, Esq.

Steven A. Lipstein, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

(732) 395-4496

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities included in this Registration Statement, of which this prospectus, are subject to an effective Registration Statement. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 5, 2025

PRELIMINARY PROSPECTUS

NEURAXIS, INC.

$25,000,000 of

Common Stock

Preferred Stock

Warrants

Rights

Units

Offered by the Company

9,076,978 Shares of Common Stock

Offered by the Selling Stockholders

We may offer and sell up to $25 million in the aggregate of the securities identified above from time to time in one or more offerings. The selling stockholders identified herein (the “Selling Stockholders”) may offer and sell up to an aggregate of 9,076,978 shares of common stock, including (i) 1,786,117 shares of common stock consisting of (1) 786,552 shares of common stock issued to certain shareholders before the Company’s initial public offering (the “Pre-IPO Shareholders”), (2) 59,055 shares of common stock issued to certain investors in connection with their purchases of the Series B Preferred Stock, and (3) 940,510 shares of common stock issued to certain shareholders after the Company’s initial public offering (the “Post-IPO Shareholders”), which are unrelated to the issuance of Series B Preferred Stock, (ii) 2,139,883 shares of common stock issuable upon exercise of warrants issued to certain investors (the “Warrant Shares”), (iii) 4,280,939 shares of common stock issuable upon conversion of 4,280,939 shares of Series B Preferred Stock, and (iv) 870,039 shares of common stock issuable as dividends when declared by the Company with respect to Series B Preferred Stock (“Series B Preferred Stock Dividend Shares”), pursuant to section 3 of the certificate of designation of preferences, rights and limitations of Series B Preferred Stock. The 9,076,978 shares of common stock offered by the Selling Stockholders are defined herein as the “Selling Stockholder Shares.”

Each time we or the selling stockholders offer(s) and sell(s) securities, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

In addition, the Selling Stockholders may sell the common stock at market prices prevailing at the times of sale, prices related to the prevailing market prices or negotiated prices. The Selling Stockholders may offer our common stock to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, and the Selling Stockholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses they incur in sale of the securities. See “Plan of Distribution”.

We will not receive any proceeds from the sale of any securities by the Selling Stockholders. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by us or the Selling Stockholders. The timing and amount of any sale of the Selling Stockholder Shares is within the Selling Stockholders’ sole discretion, subject to certain restrictions. To the extent that such Selling Stockholders sell any securities, such holder may be required to provide you with this prospectus identifying and containing specific information about the Selling Stockholders and the terms of the securities being offered.

The Selling Stockholders and intermediaries through whom the securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

The aggregate market value of our outstanding common stock held by non-affiliates is $19,702,173.12 based on 7,176,393 shares of common stock issued and outstanding, of which, 881,769 shares are held by affiliates, and a per share price of $3.13 based on the closing sale price of our common stock on January 27, 2024 (the highest closing sale price within the sixty days prior to the date of this filing). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our common stock is listed on the NYSE American under the symbol “NRXS”. On February 4, 2025, the closing price of our common stock on the NYSE American was $2.60 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2  of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [●], 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $25,000,000, and the Selling Stockholders may, from time to time, sell up to 9,076,978 shares of common stock as described in this prospectus.

Each time that we or the Selling Stockholders offer(s) and sell(s) securities, we or the Selling Stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus we have prepared. Neither we nor the Selling Stockholders take any responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

As used in this prospectus, the terms “we,” “us,”, “the Company”, “our,” and “Neuraxis” refer to Neuraxis, Inc., a corporation organized under the laws of Delaware, including our subsidiaries, unless the context indicates a different meaning.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” and “continue” or the negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees of future performance. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates.

We cannot predict all the risks and uncertainties that may impact our business, financial condition, or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts. We qualify all of the forward-looking statements in this prospectus by this cautionary note.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors” starting page 2 of this prospectus.

Many of those risk factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

iii

THE COMPANY

Overview

Neuraxis, Inc. (“we”, “us”, the “Company” or “Neuraxis”) is a medical technology company focused on developing neuromodulation therapies to address chronic and debilitating conditions in children and adults. We are dedicated to advancing science with our proprietary IB-Stim therapy, based on our Percutaneous Electrical Nerve Field Stimulation (PENFS) technology, which was developed internally by the Company. We believe that superior science and evidence-based research, are necessary for adoption by the medical and scientific community. With one FDA indication (functional abdominal pain associated with IBS in adolescents 11-18 years old) on the market, additional clinical trials of PENFS in multiple pediatric conditions are underway focused on unmet healthcare needs in children, see “-Our Pipeline” for more information.

Our first product, IB-Stim, is a PENFS system intended to be used in patients 11-18 years of age with functional abdominal pain associated with IBS. IB-Stim is a US FDA Class II medical device that has received one regulatory clearance: IB-Stim (DEN180057, 2019), under the regulation name of “non-implanted nerve stimulator for functional abdominal pain relief.”

Corporate Information

We incorporated in Indiana on April 17, 2012, under the name Innovative Health Solutions, Inc. On March 11, 2022, we amended our Articles of Incorporation to change our name to Neuraxis, Inc. On June 23, 2022, we changed our state of incorporation from Indiana to Delaware.

Our principal executive offices are located at 11611 N Meridian St, Suite 330, Carmel, IN 46032, and our telephone number is (812) 689-0791.

1

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in the Annual Report on Form 10-K for the period ended December 31, 2023 and the Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2024, each of which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our Securities in this offering. All of these risk factors are incorporated herein in their entirety. However, the risks incorporated by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

2

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

We will not receive any proceeds from the sale of common stock by the Selling Stockholders. All proceeds from the sale of the Selling Stockholder Shares will be paid directly to the Selling Stockholders.

3

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of February 3, 2025, with respect to the holdings of: (i) each person who is the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer, and (iv) all of our executive officers and directors as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the SEC and includes any shares of our common stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of February 3, 2025. Applicable percentage ownership in the following table is based on 7,176,393 shares of common stock issued and outstanding as of February 3, 2025, plus, for each individual, any securities that person has the right to acquire within 60 days of February 3, 2025 through exercise of warrants, stock options or otherwise.

To the best of our knowledge, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name of Owner	Shares of Common Stock Owned Beneficially	Percent of Class Before the Offering	Percent of Class After the Offering (1)

5% Holders
Masimo Corporation (2)	531,548	7.4%	4.3%
Brian P. Hannasch (3)	695,753	9.7%	5.6%
PBF Venture Group LLC (4)	695,219	9.3%	5.6%
Executive Officers and Directors (5)
Brian Carrico (6)	84,118	1.2%	*
Timothy Henrichs	-	*	*
Adrian Miranda (7)	67,441	*	*
Thomas Carrico (8)	66,247	*	*
Christopher Robin Brown	792,837	11.0%	6.4%
Bradley Mitch Watkins	24,737	*	*
Beth Keyser	24,737	*	*
Kristin Ferge	14,340	*	*
Gilad Aharon (9)	124,073	1.7%	1.0%
Officers and directors as a group (9 persons)	1,159,259	14.4%	8.4%

* Less than 1%.

(1)	Assumes (i) all 4,280,939 shares of Series B Preferred Stock that are outstanding as of February 3, 2025 will be converted into the 4,280,939 shares of Common Stock underlying such shares of Series B Preferred Stock and (ii) all 870,039 shares of common stock underlying the Series B Preferred Stock Dividend Shares will be declared by the Company that are being registered pursuant to the registration statement of which this prospectus forms a part.

(2)	The business address for Masimo Corporation is 52 Discovery, Irvine, California 92618.
(3)	Shares of common stock beneficially owned includes 12,852 warrants.

(4)	Shares of common stock beneficially owned includes 306,379 Warrant Shares. The business address for PBF Venture Group LLC is 5501 Woodrow Avenue, Austin, Texas 78756.

(5)	The business address for each executive officer and director is 11611 N. Meridian Street, Suite 330 Carmel, IN. 46032.
(6)	Shares of common stock beneficially owned includes 64,000 options to purchase shares of common stock.

(7)	Shares of common stock beneficially owned includes 67,441 options to purchase shares of common stock.

(8)	Shares of common stock beneficially owned includes 61,247 options to purchase shares of common stock.

(9)	Shares of common stock beneficially owned includes 124,073 shares of common stock issuable upon conversion of Series B Preferred Stock.

4

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation, as amended, and Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference.”

The Company is authorized to issue 105,000,000 shares of capital stock, par value $0.0001 per share, of which 100,000,000 are shares of common stock and 5,000,000 are shares of preferred stock. As of February 3, 2025, there were 7,176,393 shares of common stock issued and outstanding.

Description of Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding common stock will be able to elect the entire board of directors and, if they do so, minority stockholders would not be able to elect any persons to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders’ meetings, except respecting certain matters for which a greater percentage quorum is required by statute or the bylaws.

Our common stockholders have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and after the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Holders of common stock are entitled to receive such dividends as the board of directors may, from time to time, declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends in the foreseeable future.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation.

No Pre-emptive or Similar Rights

Our common stock is not entitled to pre-emptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

The common stock is listed on the NYSE American under the trading symbol “NRXS.”

Vstock Transfer LLC is the Company’s transfer agent with respect to our common stock. The principal business address of the transfer agent is 18 Lafayette Place, Woodmere, NY 11598. Phone: 212-828-8436.

Certain Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Section 203 of the Delaware General Corporation Law (“DGCL”) provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “Business Combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or Bylaws not to be governed by this particular Delaware law.

Our certificate of incorporation, our bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our board of directors or taking other corporate actions, including effecting changes in our management. For instance, our certificate of incorporation does not provide for cumulative voting in the election of directors. Our board of directors are empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions in our bylaws require that stockholders must comply with certain procedures in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued common stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

5

DESCRIPTION OF PREFERRED STOCK

Our Certificate of Incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 5,000,000 shares of preferred stock. The Company has designated a total of 5,000,000 shares of preferred stock in the form of Series B Preferred Stock (the “Series B Preferred Stock”).

Series B Preferred Stock

The Series B Preferred Stock is convertible at any time into shares of Common Stock without any further consideration. The number of shares of preferred stock to be designated as Series B Preferred Stock will be 5,000,000. The stated value of the Series B Preferred Stock will be $2.38 per share. Each holder of the Series B Preferred Stock shall be entitled to receive dividends payable on the stated value of the Series B Preferred Stock at a rate of 8.5% per annum, either in cash or in shares of Common Stock. The right to receive dividends of the Series B Preferred Stock will automatically expire on December 31, 2026, and the liquidation rights of the Series B Preferred Stock will automatically expire on June 30, 2025. The number of shares of the Common Stock that a holder of Series B Preferred Stock is entitled to receive shall not exceed the maximum percentage chosen by the holder, which is initially set at between 4.99% and 19.99% of the number of outstanding shares of the Common Stock at the time of the conversion of the Series B Preferred Stock shares until the Stockholder Approval is obtained. Following the issuance of the Series B Preferred Stock, it will rank senior to the Common Stock with respect to payments upon the liquidation, dissolution and winding up of the Company.

We will fix the rights, preferences, privileges, and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period, and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside, or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve , or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

6

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock or preferred stock in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	certain United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific material terms, preferences, rights, or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holders will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holders will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

7

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our Common Stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement, or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock, or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination, and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription rights;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures, and limitations relating to the distribution, exchange, and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

8

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

9

SELLING STOCKHOLDERS

The Selling Stockholders are offering an aggregate of 9,076,978 shares of common stock, including:

(i) 1,786,117 shares of common stock consisting of (1) 786,552 shares of common stock issued to Pre-IPO Shareholders, (2) 59,055 shares of common stock issued to certain investors in connection with their purchases of the Series B Preferred Stock, and (3) 940,510 shares of common stock issued to Post-IPO Shareholders, which are unrelated to the issuance of Series B Preferred Stock, (ii) 2,139,883 Warrant Shares, (iii) 4,280,939 shares of common stock issuable upon conversion of 4,280,939 shares of Series B Preferred Stock, and (iv) 870,039 shares of common stock issuable as dividends when declared by the Company with respect to Series B Preferred Stock (“Series B Preferred Stock Dividend Shares”), pursuant to section 3 of the certificate of designation of preferences, rights and limitations of Series B Preferred Stock.

The Selling Stockholders may sell some, all or none of their Selling Stockholder Shares. Unless otherwise indicated in the footnotes below, the Selling Stockholders have not had any material relationship with us or any of our affiliates within the past three years other than as a security holder. To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the Selling Stockholder Shares reported. None of the Selling Stockholders is a spouse or minor child of another Selling Stockholder.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Unless otherwise indicated in the footnotes below, we believe that: (i) the Selling Stockholders are not a broker-dealer or affiliate of a broker-dealer, and (ii) the Selling Stockholders have not had direct or indirect agreements or understandings with any person to distribute their Selling Stockholder Shares. To the extent the Selling Stockholders identified below are, or are affiliated with, a broker-dealer, it could be deemed, to be an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time.

The following table presents information regarding the Selling Stockholders and the Selling Stockholder Shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders, and reflects their respective holdings as of February 3, 2025, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table, to our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. The percentage of shares beneficially owned before and after this offering is based on shares of our common stock issued and outstanding on February 3, 2025.

Selling Stockholder	Shares Beneficially Owned Before this Offering		Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering	Shares Beneficially Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering (1)
Flagstaff International, LLC (2)	529,005		7.1%	529,005	0	-
Ross Carmel (3)	53,759		*	53,759	0	-
GMGP, LLC (4)	191,744		2.7%	191,744	0	-
Davina Lockhart (5)	53,690		*	53,690	0	-
Bruce Conway (6)	111,862		1.6%	111,862	0	-
Gankiewicz Living Trust (7)	50,771		*	50,771	0	-
Robert Swackhamer (8)	4,003		*	4,003	0	-
William Nichols (9)	8,993		*	8,993	0	-
HAK Nevada Trust (10)	127,039		1.8%	127,039	0	-
Alyson Carlin (11)	80,066		1.1%	80,066	0	-
WVP Emerging Manager Onshore Fund LLC - Optimized Equity Series (12)	89,975		1.3%	89,975	0	-
WVP Emerging Manager Onshore Fund LLC - AIGH Series (13)	311,581		4.3%	311,581	0	-
AIGH Investment Partners, LP (14)	1,165,265		14.3%	1,165,265	0	-
Peter Baek	20,000		*	20,000	0	-
Matt Carrico	10,000		*	10,000	0	-
Deborah Cipriano (15)	12,491		*	12,491	0	-
Dan Clarence	25,832		*	25,832	0	-
EMMIS CAPITAL II, LLC (16)	72,752		*	72,752	0	-
Exchange Listing, LLC (17)	390,304		5.5%	390,304	0	-
Genesis Investments, LLC (18)	22,202		*	11,604	10,598	*
Brian P. Hannasch	695,753	(19)	9.9%	562,420	133,333	1.9%
Samuel Hutchinson	4,000		*	4,000	0	-
Irrevocable Trust For Savanna C. Stapp	50,356		*	50,356	0	-
Irrevocable Trust For Mark T. Volz	100,712		1.4%	100,712	0	-
Irrevocable Trust For Abby E. (Brown) Baier	50,356		*	50,356	0	-
Irrevocable Trust For Jessica L. (Brown) Snodgrass	50,356		*	50,356	0	-
Jeffery K. Parsigian LLC (20)	5,802		*	5,802	0	-
Jill & Robert Lynch	23,720	(21)	*	7,982	15,738	*
Lincoln 2000 LLC	125,000		1.8%	125,000	0	-
Lucosky Brookman LLP (22)	50,000		*	50,000	0	-
LV IHS SPV I, LLC (23)	26,268		*	26,268	0	-
Thomas Lynch	23,601	(24)	*	6,962	16,639	*
Sanjay Hiru Malkani	68,072	(25)	1.0%	23,208	44,864	*
Muse Investments, LLC (26)	5,802		*	5,802	0	-
Rogan O’Donnell	5,712		*	5,712	0	-
Art Roberts	4,000		*	4,000	0	-
Mary Fyffe Ross	2,277		*	2,277	0	-
John Seale	20,000		*	20,000	0	-
Sierra Enterprises LLC (27)	192,723		2.8%	192,723	0	-
Mark Volz	4,000		*	4,000	0	-
Holt Legacy Trust (28)	1,518		*	1,518	0	-
Andres Lugo	30,944		*	30,944	0	-
Paul Lynch	15,734	(29)	*	4,642	11,092	*
Robert Lynch	11,604		*	11,604	0	-
Dave McDowell	61,538	(30)	*	23,208	38,330	*
Thomas Tyrone McDaniel and Kathleen A Kerezman	86,406	(31)	1.2%	30,944	55,462	*
Valor Media Group (32)	10,145		*	10,145	0	-
Investor Company ITF Rosalind Master Fund L.P.(33)	2,233,759	(34)	9.9%	2,233,759	0	-
Gilad Aharon	124,073	(35)	1.7%	124,073	0	-
Steven Salamon	124,073	(36)	1.7%	124,073	0	-
Douglas and Sharon Crawford	4,989	(37)	*	4,989	0	-
Lori Matthews	24,951	(38)	*	24,951	0	-
Daryl Kruper	13,667	(39)	*	13,667	0	-
Brad Kruper	13,667	(40)	*	13,667	0	-
J Geddes Parson	10,933	(41)	*	10,933	0	-
Carol Taurosa	4,721	(42)	*	4,721	0	-
Bigger Capital Fund, LP	66,138	(43)	*	66,138	0	-
District 2 Capital Fund, LP	132,276	(44)	1.9%	132,276	0	-
Masimo Corporation	821,327	(45)	10.5%	289,779	531,548	7.6%
Dr John E Bishop	10,214	(46)	*	10,214	0	-
Stephan Kuppenheimer	20,427	(47)	*	20,427	0	-
Daniel Proscia	20,427	(48)	*	20,427	0	-
Stacy L Giunta Revocable Trust	10,214	(49)	*	10,214	0	-
108 Sussex LLC	275,746	(50)	3.8%	275,746	0	-
Raymond & Catherine Marzulli	20,427	(51)	*	20,427	0	-
ProActive Capital Partners LP	20,427	(52)	*	20,427	0	-
PBF Venture Group LLC	695,219	(53)	9.3%	306,379	388,840	5.4%
Dr Vincent Lanteri	5,107	(54)	*	5,107	0	-
Stuart Gitlow MD	3,064	(55)	*	3,064	0	-
Oak Tree Development Group LLC	5,107	(56)	*	5,107	0	-
Gregory P Hayden	5,107	(57)	*	5,107	0	-
Charles Kirkland	20,427	(58)	*	20,427	0	-
Dr. Craig Womeldorph	5,107	(59)	*	5,107	0	-
Joel Hendrickson	7,150	(60)	*	7,150	0	-
Ira Bershatsky	2,043	(61)	*	2,043	0	-
Cavalry Investment Fund LP	66,994	(62)	1.0%	66,994	0	-
Evergreen Capital Management LLC	90,250	(63)	1.3%	90,250	0	-
Christopher Carlin	173,255	(64)	2.4%	173,255	0	-
Jonathan Gazdak	120,000	(65)	1.6%	120,000	0	-
Matthew Rista	37,552	(66)	*	37,552	0
Rocco Guidicipietro	36,000	(67)	*	36,000	0	-
Joseph Amato	36,000	(68)	*	36,000	0	-
John Slipek	1,850	(69)	*	1,850	0	-
Andrew Murino	481	(70)	*	481	0	-
Nicholas Filippo	1,260	(71)	*	1,260	0	-
Christopher Laffey	1,260	(72)	*	1,260	0	-
Total	10,323,422		-	9,076,978	1,246,444	-

* Less than 1%.

(1) Assumes all shares offered by the Selling Stockholders are sold and that the Selling Stockholders buy or sell no additional shares of common stock prior to the completion of this offering. The registration of these shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares covered by this prospectus.

(2) Includes (i) 12,608 shares of common stock, (ii) 102,126 Warrant Shares, (iii) 336,132 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iv) 78,139 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company. Ricardo Salas, Manager of Flagstaff International LLC, has discretionary authority to vote and dispose of the shares held by Flagstaff International LLC and may be deemed to be the beneficial owner of these shares. The address of Flagstaff International LLC is 6300 Sagewood Drive #H268, Park City, UT 84098.

(3) Includes (i) 1,910 shares of common stock, (ii) 42,016 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 9,833 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(4) Includes (i) 6,638 shares of common stock, (ii) 150,000 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 35,106 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company. Curtis Bernhardt and June Masaki, Managers of GMGP, LLC, has discretionary authority to vote and dispose of the shares held by GMGP, LLC and may be deemed to be the beneficial owner of these shares. The address of GMGP, LLC is PO BOX 646, GLENHAVEN CA 95443.

10

(5) Includes (i) 1,841 shares of common stock, (ii) 42,016 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 9,833 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(6) Includes (i) 2,729 shares of common stock, (ii) 20,427 Warrant Shares, (iii) 72,282 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iv) 16,424 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(7) Includes (i) 383 shares of common stock, (ii) 42,016 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 8,372 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(8) Includes (i) 115 shares of common stock, (ii) 3,151 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 737 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(9) Includes (i) 115 shares of common stock, (ii) 7,352 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 1,526 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(10) Includes (i) 3,635 shares of common stock, and (ii) 100,000 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 23,404 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company. Jesse Novalis, Trustee of HAK Nevada Trust, has discretionary authority to vote and dispose of the shares held by HAK Nevada Trust and may be deemed to be the beneficial owner of these shares. The address of HAK Nevada Trust is 3540 W. Sahara Avenue, Suite 479 Las Vegas, NV 89102.

(11) Includes (i) 2,291 shares of common stock, (ii) 63,025 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 14,750 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(12) Includes (i) 1,552 shares of common stock, and (ii) 72,364 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 16,059 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company. The number of shares of Common Stock that Selling Stockholder is entitled to receive upon conversion of the Series B Preferred Stock is subject to a beneficial ownership limitation of 9.99%. Mr. Orin Hirschman is the managing member of AIGH CM, who is a sub-advisor with respect to the securities held by WVP Emerging Manager Onshore Fund, LLC - Optimized Equity Series. Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM and directly held by Mr. Hirschman and his family directly. The address for AIGH CM and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(13) Includes (i) 5,369 shares of common stock, (ii) 250,597 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 55,615 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company. The number of shares of Common Stock that this Selling Stockholder is entitled to receive upon conversion of the Series B Preferred Stock is subject to a beneficial ownership limitation of 9.99%. Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), who is a sub-advisor with respect to the securities held by WVP Emerging Manager Onshore Fund, LLC - AIGH Series. Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM and directly held by Mr. Hirschman and his family directly. The address for AIGH CM and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(14) Includes (i) 19,869 shares of common stock, (ii) 937,544 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 207,852 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company. The number of shares of Common Stock that this Selling Stockholder is entitled to receive upon conversion of the Series B Preferred Stock is subject to a beneficial ownership limitation of 9.99%. Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), who is an advisor with respect to the securities held by AIGH Investment Partners, L.P. (“AIGH LP”). Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM, directly held by AIGH LP and directly held by Mr. Hirschman and his family. The address for AIGH CM, AIGH LP and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(15) Includes (i) 2,277 shares of common stock and (ii) 10,214 Warrant Shares.

(16) Includes (i) 6,614 shares of common stock and (ii) 66,138 Warrant Shares. Peter Goldstein, Managing Member of EMMIS CAPITAL II, LLC, has discretionary authority to vote and dispose of the shares held by EMMIS CAPITAL II, LLC and may be deemed to be the beneficial owner of these shares. The address of EMMIS CAPITAL II, LLC is 151 N. Nob Hill Road, Suite 321, Fort Lauderdale, FL 33324.

(17) Includes (i) 252,646 shares of common stock and (ii) 137,658 Warrant Shares. Peter Goldstein, Chief Executive Officer and Founder of Exchange Listing, LLC, has discretionary authority to vote and dispose of the shares held by Exchange Listing, LLC and may be deemed to be the beneficial owner of these shares. The address of Exchange Listing, LLC is 515 E Las Olas Blvd, Suite 120 Fort Lauderdale, FL 33301.

(18) Includes (i) 11,604 shares of common stock being registered hereby, and (ii) 10,598 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part. Jeff Sanwan, Manager of Genesis Investments, LLC, has discretionary authority to vote and dispose of the shares held by Genesis Investments, LLC and may be deemed to be the beneficial owner of these shares. The address of Genesis Investments, LLC is 2700 W. 80th Avenue, Anchorage, AK 99502.

(19) Includes (i) 549,568 shares of common stock, (ii) 12,852 Warrant Shares, and (iii) 133,333 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part.

(20) Jeffrey Parsigian, Manager of Jeffery K. Parsigian LLC, has discretionary authority to vote and dispose of the shares held by Jeffery K. Parsigian LLC and may be deemed to be the beneficial owner of these shares. The address of Jeffery K. Parsigian LLC is c/o Neuraxis Inc., 123 Maxwell Avenue, Royal Oak, MI 48067.

(21) Includes (i) 7,982 shares of common stock being registered hereby, and (ii) 15,738 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part.

(22) Joseph Lucosky, the managing partner, has discretionary authority to vote and dispose of the shares held by Lucosky Brookman LLP and may be deemed to be the beneficial owner of these shares. The address of Lucosky Brookman LLP is 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830.

(23) Alex Holt, Manager of LV IHS SPV I, LLC, has discretionary authority to vote and dispose of the shares held by LV IHS SPV I, LLC and may be deemed to be the beneficial owner of these shares. The address of LV IHS SPV I, LLC is 1030 Bay Road, Apartment 304E, Vero Beach, FL 32963.

(24) Includes (i) 6,962 shares of common stock being registered hereby, and (ii) 16,639 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part.

(25) Includes (i) 23,208 shares of common stock being registered hereby, and (ii) 44,864 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part.

(26) Steve Petruska, Manager of Muse Investments, LLC, has discretionary authority to vote and dispose of the shares held by Muse Investments, LLC and may be deemed to be the beneficial owner of these shares. The address of Muse Investments, LLC is c/o Neuraxis Inc., 10385 Lakeshore Drive E, Goodrich, MI 48438.

(27) Dan Clarence, Member of Sierra Enterprises LLC, has discretionary authority to vote and dispose of the shares held by Sierra Enterprises LLC and may be deemed to be the beneficial owner of these shares. The address of Sierra Enterprises LLC is 21245 Homes Circle, Venice, FL 34293.

(28) Alex Holt, Manager of Holt Legacy Trust, has discretionary authority to vote and dispose of the shares held by Holt Legacy Trust and may be deemed to be the beneficial owner of these shares. The address of Holt Legacy Trust is 304 Fulton Street Philadelphia, PA 19147.

(29) Includes (i) 4,642 shares of common stock being registered hereby, and (ii) 11,092 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part.

(30) Includes (i) 23,208 shares of common stock being registered hereby, and (ii) 38,330 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part.

(31) Includes (i) 30,944 shares of common stock being registered hereby, and (ii) 55,462 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part.

(32) Christian Tureaud, Manager of Valor Media Group, has discretionary authority to vote and dispose of the shares held by Valor Media Group and may be deemed to be the beneficial owner of these shares. The address of Valor Media Group is 9903 Santa Monica Blvd, #416 Beverly Hills, CA 90212.

(33) Steven Salamon, President and Gil Aharon, Secretary of Rosalind Advisors, Inc., which is the investment advisor to Rosalind Master Fund L.P., have the voting and dispositive power over the shares held by Investor Company ITF Rosalind Master Fund L.P. Investor Company ITF Rosalind Master Fund L.P.’s address is c/o ROSALIND Advisors, Inc., 15 Wellesley Street West, Suite 326, Toronto, ON, Canada M4Y 0G7.

(34) Includes (i) 1,890,756 shares of common stock issuable upon conversion of Series B Preferred Stock, and (ii) 343,003 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company. The number of shares of Common Stock that Selling Stockholder is entitled to receive upon conversion of the Series B Preferred Stock is subject to a beneficial ownership limitation of 9.99%.

(35) Includes (i) 105,042 shares of common stock issuable upon conversion of Series B Preferred Stock, and (ii) 19,031 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(36) Includes (i) 105,042 shares of common stock issuable upon conversion of Series B Preferred Stock, and (ii) 19,031 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(37) Includes (i) 4,201 shares of common stock issuable upon conversion of Series B Preferred Stock and (ii) 788 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(38) Includes (i) 21,008 shares of common stock issuable upon conversion of Series B Preferred Stock and (ii) 3,943 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(39) Includes (i) 11,573 shares of common stock issuable upon conversion of Series B Preferred Stock and (ii) 2,094 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(40) Includes (i) 11,573 shares of common stock issuable upon conversion of Series B Preferred Stock and (ii) 2,094 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(41) Includes (i) 9,258 shares of common stock issuable upon conversion of Series B Preferred Stock and (ii) 1,675 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(42) Includes (i) 3,991 shares of common stock issuable upon conversion of Series B Preferred Stock and (ii) 730 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(43) Includes 66,138 Warrant Shares. Michael Bigger, Managing Member of Bigger Capital GP, LLC, General Partner of Bigger Capital Fund, LP, has discretionary authority to vote and dispose of the shares held by Bigger Capital Fund, LP and may be deemed to be the beneficial owner of these shares. The address of Bigger Capital Fund, LP is 11700 W Charleston Blvd 170-659, Las Vegas, NV 89135.

(44) Includes 132,276 Warrant Shares. Michael Bigger, Managing Member of District 2 GP LLC, General Partner of District 2 Capital Fund, LP, has discretionary authority to vote and dispose of the shares held by District 2 Capital Fund, LP and may be deemed to be the beneficial owner of these shares. The address of District 2 Capital Fund, LP is 14 Wall Street, 2nd Floor, Huntington, NY 11743.

(45) Includes 289,779 Warrant Shares. The business address for Masimo Corporation is 52 Discovery, Irvine, California 92618.

(46) Includes 10,214 Warrant Shares.

(47) Includes 20,427 Warrant Shares.

(48) Includes 20,427 Warrant Shares.

(49) Includes 10,214 Warrant Shares.

(50) Includes 275,746 Warrant Shares. Clark Reinhard, owner of 108 Sussex LLC, has discretionary authority to vote and dispose of the shares held by 108 Sussex LLC and may be deemed to be the beneficial owner of these shares. The address of 108 Sussex LLC is 304 South Euclid Ave, Westfield, NJ 07090.

(51) Includes 20,427 Warrant Shares.

(52) Includes 20,427 Warrant Shares. Jeffrey Ramson, Manager of ProActive Capital Partners LP, has discretionary authority to vote and dispose of the shares held by ProActive Capital Partners LP and may be deemed to be the beneficial owner of these shares. The address of ProActive Capital Partners LP is 150 East 58th Street, 16th Floor, New York, NY 10155.

(53) Includes 306,379 Warrant Shares. Jonathan Paul Clemens, sole owner of PBF Venture Group LLC, has discretionary authority to vote and dispose of the shares held by PBF Venture Group LLC and may be deemed to be the beneficial owner of these shares. The address of PBF Venture Group LLC is 5501 Woodrow Ave, Austin, TX 78756.

(54) Includes 5,107 Warrant Shares.

(55) Includes 3,064 Warrant Shares.

(56) Includes 5,107 Warrant Shares. Gregory P Hayden, Managing Member of Oak Tree Development Group LLC, has discretionary authority to vote and dispose of the shares held by Oak Tree Development Group LLC and may be deemed to be the beneficial owner of these shares. The address of Oak Tree Development Group LLC is 169 Western Highway Box G, West Nyack, NY 10994.

(57) Includes 5,107 Warrant Shares.

(58) Includes 20,427 Warrant Shares.

(59) Includes 5,107 Warrant Shares.

(60) Includes 7,150 Warrant Shares.

(61) Includes 2,043 Warrant Shares.

(62) Includes 66,994 Warrant Shares. Thomas Walsh, Manager of Cavalry Investment Fund LP, has discretionary authority to vote and dispose of the shares held by Calvary Investment Fund LP and may be deemed to be the beneficial owner of these shares. The address of Cavalry Investment Fund LP is 82 E Allendale Rd, Ste 5b, Saddle River, NJ 07458.

(63) Includes 90,250 Warrant Shares. Jeffrey Pazdro, Portfolio Manager of Evergreen Capital Management LLC, has discretionary authority to vote and dispose of the shares held by Evergreen Capital Management LLC and may be deemed to be the beneficial owner of these shares. The address of Evergreen Capital Management LLC is 156 W Saddle River Rd, Saddle River, NJ 07458.

(64) Includes 173,255 Warrant Shares.

(65) Includes 120,000 Warrant Shares.

(66) Includes 37,552 Warrant Shares.

(67) Includes 36,000 Warrant Shares.

(68) Includes 36,000 Warrant Shares.

(69) Includes 1,850 Warrant Shares.

(70) Includes 481 Warrant Shares.

(71) Includes 1,260 Warrant Shares.

(72) Includes 1,260 Warrant Shares.

11

PLAN OF DISTRIBUTION

We are registering the securities, and in the case of the Selling Stockholders, shares of common stock covered by this prospectus on both our behalf and that of the Selling Stockholders. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling such shares of common stock will be borne by both the Company and the Selling Stockholders, respectively, according to the allocation of shares sold. We or the Selling Stockholders may offer and sell such securities and shares of common stock from time to time in one or more transactions. As used in this prospectus, the term “Selling Stockholders” includes pledgees, donees, transferees and other successors-in-interest who may acquire such shares of common stock through a pledge, gift, partnership distribution or other non-sale related transfer from the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include the following methods of sale:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we or the Selling Stockholders sell securities covered by this prospectus, we or the Selling Stockholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them, and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The Selling Stockholders may sell all or a portion of the Selling Stockholder Shares beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents.

12

In connection with sales of shares of common stock covered by this prospectus, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell the shares of common stock covered by this prospectus short and the Selling Stockholders may deliver shares of common stock to close out short positions and to return borrowed shares of common stock in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock covered by this prospectus to broker-dealers that in turn may sell such shares of common stock, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock covered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock covered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling sSockholders under this prospectus. The Selling Stockholders may also transfer and donate shares of common stock covered by this prospectus in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of shares of common stock covered by this prospectus to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, general or limited partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders are affiliates of ours received shares in any such distribution, such affiliates will also be Selling Stockholders and will be entitled to sell such shares pursuant to this prospectus.

Agents who may become involved in the sale of securities covered by this prospectus may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.

In effecting sales, the Selling Stockholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders and/or from the purchasers of shares of common stock covered by this prospectus for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any Selling Stockholders and any broker-dealer or agent regarding the sale of any shares of common stock by the Selling Stockholders.

The Selling Stockholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the shares of common stock covered by this prospectus may be “underwriters” under the Securities Act with respect to those shares of common stock and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the Selling Stockholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of such shares of common stock acquired as principal, may constitute underwriting discounts and commissions. If the Selling Stockholders are deemed to be underwriters, the Selling Stockholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

The securities laws of some states may require the Selling Stockholders to sell the shares of Common Stock covered by this prospectus in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify such shares of common stock for sale in those states unless an exemption from registration and qualification is available and the Selling Stockholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of shares of common stock to engage in market-making activities with respect to such shares of common stock. All of the foregoing may affect the marketability of the shares of common stock covered by this prospectus and the ability of any person to engage in market-making activities with respect to such shares.

13

If any Selling Stockholders notifies us that he has entered into any material arrangement with a broker-dealer for the sale of shares of common stock covered by this prospectus through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:

●	the number of shares of common stock involved in the arrangement;

●	the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase such shares of common stock, as required;

●	the proposed selling price to the public;

●	any discount, commission or other underwriting compensation;

●	the place and time of delivery for the shares of common stock being sold;

●	any discount, commission or concession allowed, reallowed or paid to any dealers; and

●	any other material terms of the distribution of the shares of common stock.

In addition, if the Selling Stockholders notifies us that a donee, pledgee, transferee or other successor-in-interest of the Selling Stockholders intends to sell any shares of common stock covered by this prospectus, we will file an amendment to the registration statement of which this prospectus forms a part of or a supplement to this prospectus, if required.

Any common stock will be listed on the NYSE American, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

14

LEGAL MATTERS

The validity of the common stock offered by us in this offering will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.

EXPERTS

The financial statements as of December 31, 2023 and 2022, included in this registration statement have been so included in reliance upon the report of Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

15

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

● Our Annual Report on Form 10-K for the fiscal December 31, 2023 (the “Annual Report”) filed with the SEC on April 16, 2024;

● Our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on May 20, 2024;

● Our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2024 filed with the SEC on August 9, 2024;

● Our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2024 filed with the SEC on November 12, 2024;

● Our Current Reports on Form 8-K filed with the SEC on January 31, 2024, February 15, 2024, March 11, 2024, March 28, 2024, April 16, 2024, May 28, 2024, July 5, 2024, August 21, 2024, September 13, 2024, and October 18, 2024;

● Our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 1, 2024; and

● The description of our Common Stock is set forth in our registration statement on Form 8-A filed with the SEC on filed on August 8, 2023, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

NeurAxis, Inc.

11611 N. Meridian Street, Suite 330

Carmel, IN 46032

Telephone: (812) 689-0791

Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://neuraxis.com/. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

16

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the Company) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$7,323
FINRA filing fee	6,878
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Warrant agent fees and expenses	*
Miscellaneous	*
Total	$14,201

*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

II-1

Additionally, our bylaws eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against liabilities for actions taken in their capacities as directors and officers.

Item 16. Exhibits and Financial Statement Schedules

Exhibit
Number	Exhibit Description

3.1	Certificate of Incorporation (incorporated by reference to exhibit 3.1 to Registration Statement on Form S-1, filed on January 10, 2023)

3.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to exhibit 3.2 to Registration Statement on Form S-1, filed on January 26, 2023)

3.3	Certificate of Amendment to Certificate of Incorporation, filed August 22, 2024 (incorporated by reference to exhibit 3.1 to the Quarterly Report on Form 10-Q, filed on November 12, 2024)

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock, filed August 22, 2024 (incorporated by reference to exhibit 3.2 to the Quarterly Report on Form 10-Q, filed on November 12, 2024)

3.5	Amendment No.1 to Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock, filed November 15, 2024 (incorporated by reference to exhibit 3.1 to the Current Report on Form 8-K, filed on November 21, 2024)

3.6	Bylaws (incorporated by reference to exhibit 3.3 to Registration Statement on Form S-1, filed on January 10, 2023)

4.1*	Indenture

5.1	Legal opinion of Lucosky Brookman LLP

10.1	Securities purchase agreement, dated November 9, 2023, between the Company and Flagstaff International, LLC (incorporated by reference to exhibit 10.1 to current report on Form 8-K, furnished to the SEC on November 14, 2023)

10.2	Registration rights agreement, dated November 9, 2023, between the Company and Flagstaff International, LLC (incorporated by reference to exhibit 10.2 to current report on Form 8-K, furnished to the SEC on November 14, 2023)

10.3	Form of Securities Purchase Agreement (incorporated by reference to exhibit 10.1 to current report on Form 8-K, furnished to the SEC on February 15, 2024)

10.4	Form of Convertible Promissory Note (incorporated by reference to exhibit 10.2 to current report on Form 8-K, furnished to the SEC on February 15, 2024)

10.5	Form of Registration Rights Agreement (incorporated by reference to exhibit 10.3 to current report on Form 8-K, furnished to the SEC on February 15, 2024)

10.6	First Amendment to Securities Purchase Agreement (incorporated by reference to exhibit 10.4 to current report on Form 8-K, furnished to the SEC on February 15, 2024)

10.7	Third Amendment to Securities Purchase Agreement, dated March 22, 2024, between the Company and Flagstaff International, LLC (incorporated by reference to exhibit 10.1 to current report on Form 8-K, furnished to the SEC on March 28, 2024)

10.8	Form of Convertible Promissory Note issued to Flagstaff International, LLC (incorporated by reference to exhibit 10.2 to current report on Form 8-K, furnished to the SEC on March 28, 2024)

10.9	Form of Securities Purchase Agreement (incorporated by reference to exhibit 10.1 to current report on Form 8-K, furnished to the SEC on May 28, 2024)

10.10	Form of Convertible Promissory Note (incorporated by reference to exhibit 10.2 to current report on Form 8-K, furnished to the SEC on May 28, 2024)

10.11	Form of Registration Rights Agreement (incorporated by reference to exhibit 10.3 to current report on Form 8-K, furnished to the SEC on May 28, 2024)

10.12	Form of Unrestricted Stock Award Agreement by and between Neuraxis, Inc. and Grantees dated on July 1, 2024 (incorporated by reference to exhibit 10.1 to current report on Form 8-K, furnished to the SEC on July 5, 2024)

23.1	Consent of Rosenberg Rich Baker Berman, P.A.

23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

107	Filing Fee Table

* Filed previously.

II-2

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized on February 5, 2025.

Neuraxis, Inc.

By:	/s/ Brian Carrico
Brian Carrico
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Brian Carrico	Chief Executive Officer and Director	February 5, 2025
Brian Carrico	(principal executive officer)

/s/ Timothy Henrichs	Chief Financing Officer	February 5, 2025
Timothy Henrichs	(principal financial officer and principal accounting officer)

*	Director	February 5, 2025
Christopher Robin Brown

*	Director	February 5, 2025
Bradley Mitch Watkins

*	Director	February 5, 2025
Beth Keyser

*	Director	February 5, 2025
Kristin Ferge

*By	/s/ Brian Carrico
Brian Carrico Chief Executive Officer and Director

II-4